EXHIBIT 23.2

                       CONSENT OF SPROULE ASSOCIATES INC.

We consent to the references to our reports under the captions "Description of Business, " "Description of Property," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing and incorporated by reference in the Annual Report of Form 10-KSB/A for Kestrel Energy, Inc. for the fiscal year ended June 30, 2004.


                                           By: /s/ L. S. O'Connor
                                               ---------------------------------
                                               Title:  U.S. Manager

Denver, Colorado
March 17, 2005